EXHIBIT 8.

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP



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                                 SAB Letterhead



May 27, 1999

Board of Directors
PFL Life Insurance Company
Legacy Builder Variable Life Separate Account
4333 Edgewood Road, NE
Cedar Rapids, Iowa 52499

        Re:    Legacy Builder Variable Life Separate Account
               File No. 333-68087

Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus for the PFL Legacy Builder II contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-68087) of the Legacy Builder Variable Life Separate Account filed by PFL Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND ASBILL & BRENNAN LLP

                                            By:  /s/ STEPHEN E. ROTH
                                               ---------------------------------
                                                     Stephen E. Roth